Consent of Independent Auditors




The Board of Trustees and Shareholders
Benham Government Income Trust:

We consent to the inclusion in Benham Government Income Trust's Post-Effective Amendment No. 30 to the Registration Statement No. 2-99222 on Form N-1A under the Securities Act of 1933 and Amendment No. 31 to the Registration Statement No. 811-4363 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated May 3, 1996 on the financial statements and financial highlights of the Benham Short-Term Treasury and Agency Fund, Benham Treasury Note Fund, Benham Long-Term Treasury and Agency Fund, Benham GNMA Income Fund, Benham Adjustable Rate Government Securities Fund, and Benham Government Agency Fund (the six of the funds comprising the Benham Government Income Trust) for the periods indicated therein, which reports have been incorporated by reference into the Statements of Additional Information of Benham Government Income Trust. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "About the Trust" in the Statement of Additional Information which is incorporated by reference in the Prospectuses.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Kansas City, Missouri
November 21, 1996